UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Raytheon Technologies Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RAYTHEON TECHNOLOGIES CORPORATION 1000 WILSON BOULEVARD ARLINGTON, VIRGINIA 22209	Your Vote Counts! RAYTHEON TECHNOLOGIES CORPORATION 2023 Annual Meeting Vote by May 1, 2023 11:59 PM ET. For shares held in a Plan, vote by April 27, 2023 11:59 PM ET.

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You invested in RAYTHEON TECHNOLOGIES CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareowner meeting to be held on May 2, 2023.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 18, 2023. If you would like to request a copy of the material(s) for this and/or future shareowner meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 2, 2023 8:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/RTX2023

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming shareowner meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
Item 1 - Election of Directors
Nominees:
1a.	Tracy A. Atkinson	For
1b.	Leanne G. Caret	For
1c.	Bernard A. Harris, Jr.	For
1d.	Gregory J. Hayes	For
1e.	George R. Oliver	For
1f.	Robert K. (Kelly) Ortberg	For
1g.	Dinesh C. Paliwal	For
1h.	Ellen M. Pawlikowski	For
1i.	Denise L. Ramos	For
1j.	Fredric G. Reynolds	For
1k.	Brian C. Rogers	For
1l.	James A. Winnefeld, Jr.	For
1m.	Robert O. Work	For
Item 2 - Advisory Vote to Approve Executive Compensation		For
Item 3 - Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation		Year
Item 4 - Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2023		For
Item 5 - Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth		For
Item 6 - Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer		For
Item 7 - Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy		Against
Item 8 - Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan		Against

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